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                                                                    Exhibit 32.2



                      Statement of Chief Financial Officer

         Pursuant to Section 1350 of Title 18 of the United States Code





Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Bruce Johnson, the Sr. Vice President and Chief Financial Officer of eResearchTechnology, Inc. (the "Company"), hereby certifies that to the undersigned's knowledge:

     The Company's Form 10-Q Quarterly Report for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







Dated:  August 5, 2004                                   /s/ Bruce Johnson
                                                         -----------------------
                                                         Bruce Johnson,
                                                         Sr. Vice President and
                                                         Chief Financial Officer